EXHIBIT 3.8


                          PROVINCE OF BRITISH COLUMBIA]

                                     FORM 21
                                  (SECTION 371)

                                                                  CERTIFICATE OF
                                                                  INCORPORATION
                                  COMPANIES ACT                     NO. 235440

                               SPECIAL RESOLUTION

     The following special resolution* was passed by the undermentioned company on the date stated:

     Name  of  company:            FORCE TECHNOLOGIES INC.

     Date  resolution: passed      June 30, 1997

     Resolution:


     "UPON  MOTION  IT  WAS  RESOLVED,  as  a  special  resolution,  that:

     (a) the name of the Company be and is hereby changed from "FORCE TECHNOLOGIES INC." to "GLASSMASTER INDUSTRIES INC.";
                                    -------------------------------

     (b) the Memorandum of the Company be altered to reflect the change of name so that it shall be in the form set out in Schedule "A".

     Certified a true copy the 25th day of September, 1997.


                                        /s/  [Illegible]
                                        -----------------------------
                                        Signature

                                        Relationship  to  Company:  Director



[FILED  AND  REGISTERED
     OCT  31  1997
REGISTRAR  OF  COMPANIES]

                                  SCHEDULE "A"

                                   COMPANY ACT

                                                                       [ALTERED]

                               ALTERED MEMORANDUM

             (As altered by special resolution dated June 30, 2997)


1.   The  name  of  the  Company  is  "GLASSMASTER  INDUSTRIES  INC."

2.   The  authorized  capital  of  the  Company  consists  of  FIFTY  MILLION
     (50,000,000)  Common  shares  without  par  value.